EXHIBIT 99.1

AutoZone 4th Quarter Domestic Same Store Sales Increase 1.7%; 4th Quarter EPS Increases to $46.46; Annual Sales of $17.5 Billion

MEMPHIS, Tenn., Sept. 19, 2023 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $5.7 billion for its fourth quarter (16 weeks) ended August 26, 2023, an increase of 6.4% from the fourth quarter of fiscal 2022 (16 weeks). Same store sales, or sales for our domestic and international stores open at least one year, are as follows:

		Constant Currency		Constant Currency
	16 Weeks	16 Weeks*	52 Weeks	52 Weeks*

Domestic	1.7%	1.7%	3.4%	3.4%
International	34.1%	14.9%	29.3%	17.5%
Total Company	4.5%	2.8%	5.6%	4.6%
* Excludes impacts from fluctuations of foreign exchange rates.

For the quarter, gross profit, as a percentage of sales, was 52.7%, an increase of 118 basis points versus the prior year. The increase in gross margin was impacted by an 81 basis point ($45 million net) non-cash LIFO benefit, with the remaining leverage primarily from merchandise margins. Operating expenses, as a percentage of sales, were 31.2% versus last year at 30.9%.

Operating profit increased 10.8% to $1.2 billion. Net income for the quarter increased 6.8% over the same period last year to $864.8 million, while diluted earnings per share increased 14.7% to $46.46 from $40.51 in the year-ago quarter.

For the fiscal year ended August 26, 2023, sales were $17.5 billion, an increase of 7.4% from the prior year. Gross profit, as a percentage of sales, was 52.0% versus 52.1%. The decrease in gross margin was impacted by a 16 basis point ($29 million net) non-cash net LIFO charge. Operating expenses, as a percentage of sales, were 32.1% versus 32.0%. For fiscal 2023, net income increased 4.1% to $2.5 billion and diluted earnings per share increased 12.9% to $132.36 from $117.19.

Under its share repurchase program, AutoZone repurchased 403 thousand shares of its common stock during the fourth quarter, at an average price per share of $2,502, for a total investment of $1.0 billion. For the fiscal year, the Company repurchased 1.5 million shares of its common stock, at an average price of $2,443, for a total investment of $3.7 billion. Excise tax on shares repurchased, assessed at one percent of the fair market value of net shares repurchased, was $9.7 million for the fourth quarter and $23.7 million for the fiscal year. Since the inception of the share repurchase program, the Company has repurchased a total of 154 million shares of its common stock, at an average price of $219, for a total investment of $33.8 billion. At year end, the Company had $1.8 billion remaining under its current share repurchase authorization.

The Company’s inventory increased 2.2% over the same period last year driven by new store growth. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $201 thousand versus negative $240 thousand last year and negative $215 thousand last quarter.

“I would like to congratulate and thank our entire organization for the solid performance they delivered in our fourth quarter and fiscal year. Our customer service and trustworthy advice are what continue to differentiate us across the industry, and our AutoZoners’ commitment to delivering exceptional service has allowed us to continue to deliver strong financial results. While we started this quarter slowly, we saw improvements in the back half of our quarter. Despite lower than expected growth in domestic Commercial, we believe that the initiatives we have in place and are implementing will drive stronger growth in fiscal 2024. Additionally, we continued to be pleased with our International stores’ performance and we are excited about future growth prospects across both Mexico and Brazil. While we turn our focus to performance in the new fiscal year, we will remain committed to prudently investing capital in our business, and we will be steadfast in our long-term, disciplined approach to increasing operating earnings and cash flows while utilizing our balance sheet effectively,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended August 26, 2023, AutoZone opened 53 new stores and closed one in the U.S., and 27 new stores in Mexico and 17 in Brazil for a total of 96 net new stores. For the year, the Company opened 197 net new stores. As of August 26, 2023, the Company had 6,300 stores in the U.S., 740 in Mexico and 100 in Brazil for a total store count of 7,140.

AutoZone is the leading retailer and distributor of automotive replacement parts and accessories in the Americas. Each store carries an extensive product line for cars, sport utility vehicles, vans and light duty trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. The majority of stores have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, fleet owners and other accounts. AutoZone also sells automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com, and our commercial customers can make purchases through www.autozonepro.com. Additionally, we sell the ALLDATA brand of automotive diagnostic, repair, collision and shop management software through www.alldata.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation services.

AutoZone will host a conference call this morning, Tuesday, September 19, 2023, beginning at 10:00 a.m. (ET) to discuss its fourth quarter results. This call is being web cast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com and clicking on Investor Relations. Investors may also listen to the call by dialing (888) 506-0062, passcode AUTOZONE. In addition, a telephone replay will be available by dialing (877) 481-4010, replay passcode 48676 through October 3, 2023.

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained herein constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand, due to changes in fuel prices, miles driven or otherwise; energy prices; weather, including extreme temperatures, natural disasters and general weather conditions; competition; credit market conditions; cash flows; access to available and feasible financing on favorable terms; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; the impact of public health issues; inflation, including wage inflation; the ability to hire, train and retain qualified employees; construction delays; failure or interruption of our information technology systems; issues relating to the confidentiality, integrity or availability of information, including due to cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damage to our reputation; challenges associated with doing business in and expanding into international markets; origin and raw material costs of suppliers; inventory availability; disruption in our supply chain; impact of tariffs; impact of new accounting standards; our ability to execute our growth initiatives; and other business interruptions. Certain of these risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s Annual Report on Form 10-K for the year ended August 27, 2022, and Part II, Item 1A, of our Quarterly Report on Form 10-Q for the quarterly period ended November 19, 2022. These Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. Events described above and in the “Risk Factors” could materially and adversely affect our business. However, it should be understood that it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: David McKinney at (901) 495-7951, david.mckinney@autozone.com

AutoZone's 4th Quarter Highlights - Fiscal 2023

Condensed Consolidated Statements of Operations
4th Quarter, FY2023
(in thousands, except per share data)
	GAAP Results
	16 Weeks Ended	16 Weeks Ended
	August 26, 2023	August 27, 2022

Net sales	$5,690,618	$5,348,355
Cost of sales	2,690,947	2,592,505
Gross profit	2,999,671	2,755,850
Operating, SG&A expenses	1,777,175	1,652,036
Operating profit (EBIT)	1,222,496	1,103,814
Interest expense, net	108,727	63,995
Income before taxes	1,113,769	1,039,819
Income tax expense	248,928	229,777
Net income	$864,841	$810,042
Net income per share:
Basic	$47.83	$41.81
Diluted	$46.46	$40.51
Weighted average shares outstanding:
Basic	18,080	19,373
Diluted	18,613	19,996

Fiscal Year 2023
(in thousands, except per share data)
	GAAP Results
	52 Weeks Ended	52 Weeks Ended
	August 26, 2023	August 27, 2022

Net sales	$17,457,209	$16,252,230
Cost of sales	8,386,787	7,779,580
Gross profit	9,070,422	8,472,650
Operating, SG&A expenses	5,596,436	5,201,921
Operating profit (EBIT)	3,473,986	3,270,729
Interest expense, net	306,372	191,638
Income before taxes	3,167,614	3,079,091
Income tax expense	639,188	649,487
Net income	$2,528,426	$2,429,604
Net income per share:
Basic	$136.60	$120.83
Diluted	$132.36	$117.19
Weighted average shares outstanding:
Basic	18,510	20,107
Diluted	19,103	20,733

Selected Balance Sheet Information
(in thousands)
	August 26, 2023	August 27, 2022

Cash and cash equivalents	$277,054	$264,380
Merchandise inventories	5,764,143	5,638,004
Current assets	6,779,426	6,627,984
Property and equipment, net	5,596,548	5,170,419
Operating lease right-of-use assets	2,998,097	2,918,817
Total assets	15,985,878	15,275,043
Accounts payable	7,201,281	7,301,347
Current liabilities	8,511,856	8,588,393
Operating lease liabilities, less current portion	2,917,046	2,837,973
Total debt	7,668,549	6,122,092
Stockholders' deficit	(4,349,894)	(3,538,913)
Working capital	(1,732,430)	(1,960,409)

AutoZone's 4th Quarter Highlights - Fiscal 2023

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)
	52 Weeks Ended
	August 26, 2023	August 27, 2022
Net income	$2,528,426	$2,429,604
Add: Interest expense	306,372	191,638
Income tax expense	639,188	649,487
EBIT	3,473,986	3,270,729

Add: Depreciation and amortization	497,577	442,223
Rent expense(1)	406,398	373,278
Share-based expense	93,087	70,612
EBITDAR	$4,471,048	$4,156,842

Debt	$7,668,549	$6,122,092
Financing lease liabilities	287,618	310,305
Add: Rent x 6(1)	2,438,388	2,239,668
Adjusted debt	$10,394,555	$8,672,065

Adjusted debt to EBITDAR	2.3	2.1

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	52 Weeks Ended
	August 26, 2023	August 27, 2022
Net income	$2,528,426	$2,429,604
Adjustments:
Interest expense	306,372	191,638
Rent expense(1)	406,398	373,278
Tax effect(2)	(143,980)	(119,197)
Adjusted after-tax return	$3,097,216	$2,875,323

Average debt(3)	$6,900,354	$5,712,301
Average stockholders' deficit(3)	(4,042,495)	(2,797,181)
Add: Rent x 6(1)	2,438,388	2,239,668
Average financing lease liabilities(3)	296,599	284,453
Invested capital	$5,592,846	$5,439,241

Adjusted After-Tax ROIC	55.4%	52.9%

(1) The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the 52 weeks ended August 26, 2023 and August 27, 2022, respectively

	52 Weeks Ended
(in thousands)	August 26, 2023	August 27, 2022
Total lease cost, per ASC 842	$524,283	$470,563
Less: Financing lease interest and amortization	(86,521)	(69,564)
Less: Variable operating lease components, related to insurance and common area maintenance	(31,364)	(27,721)
Rent expense	$406,398	$373,278

(2) Effective tax rate for fiscal 2023 and 2022 was 20.2% and 21.1%, respectively
(3)All averages are computed based on trailing five quarter balances

Other Selected Financial Information
(in thousands)
	August 26, 2023	August 27, 2022
Cumulative share repurchases ($ since fiscal 1998)	$33,815,711	$30,092,422
Remaining share repurchase authorization ($)	1,834,289	1,057,578

Cumulative share repurchases (shares since fiscal 1998)	154,032	152,508

Shares outstanding, end of quarter	17,857	19,126

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	August 26, 2023	August 27, 2022	August 26, 2023	August 27, 2022

Depreciation and amortization	$158,490	$140,858	$497,577	$442,223

Cash flow from operations	1,068,012	1,228,021	2,940,788	3,211,135

Capital spending	366,216	303,041	796,657	672,391

AutoZone's 4th Quarter Highlights - Fiscal 2023
Condensed Consolidated Statements of Operations
Selected Operating Highlights

Store Count & Square Footage

16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
August 26, 2023	August 27, 2022	August 26, 2023	August 27, 2022
Domestic:
Beginning stores	6,248	6,115	6,168	6,051
Stores opened	53	53	133	118
Stores closed	(1)	-	(1)	(1)
Ending domestic stores	6,300	6,168	6,300	6,168

Relocated stores	7	5	12	13

Stores with commercial programs	5,682	5,342	5,682	5,342

Square footage (in thousands)	41,635	40,653	41,635	40,653

Mexico:
Beginning stores	713	673	703	664
Stores opened	27	30	37	39
Ending Mexico stores	740	703	740	703

Brazil:
Beginning stores	83	58	72	52
Stores opened	17	14	28	20
Ending Brazil stores	100	72	100	72

Total	7,140	6,943	7,140	6,943

Total Company stores opened, net	96	97	197	176

Square footage (in thousands)	47,899	46,435	47,899	46,435
Square footage per store	6,709	6,688	6,709	6,688

Sales Statistics
($ in thousands, except sales per average square foot)
16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Total AutoZone Stores (Domestic, Mexico and Brazil)	August 26, 2023	August 27, 2022	August 26, 2023	August 27, 2022
Sales per average store	$788	$762	$2,435	$2,329
Sales per average square foot	$118	$114	$363	$349

Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$5,589,429	$5,256,176	$17,145,137	$15,963,196
% Increase vs. LY	6.3%	8.8%	7.4%	11.0%

Domestic Commercial
Total domestic commercial sales	$1,499,040	$1,442,313	$4,598,456	$4,230,414
% Increase vs. LY	3.9%	22.0%	8.7%	26.5%

Average sales per program per week	$16.7	$17.0	$16.0	$15.5
% Increase vs. LY	(1.8%)	18.1%	3.2%	23.0%

All Other, including ALLDATA
All other sales	$101,189	$92,179	$312,072	$289,034
% Increase vs. LY	9.8%	10.6%	8.0%	16.6%

16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Same store sales (4)	August 26, 2023	August 27, 2022	August 26, 2023	August 27, 2022
Domestic	1.7%	6.2%	3.4%	8.4%
International	34.1%	18.0%	29.3%	19.1%
Total Company	4.5%	7.1%	5.6%	9.2%

International - Constant Currency	14.9%	19.0%	17.5%	19.2%
Total Company - Constant Currency	2.8%	7.2%	4.6%	9.2%

(4) Same store sales are based on sales for all stores open at least one year. Constant Currency same store sales exclude the impact of fluctuations of foreign currency exchange rates by converting both the current year and prior year international results at the prior year foreign currency exchange rate.

Inventory Statistics (Total Stores)
as of	as of
August 26, 2023	August 27, 2022
Accounts payable/inventory	124.9%	129.5%

($ in thousands)
Inventory	$5,764,143	$5,638,004
Inventory per store	807	812
Net inventory (net of payables)	(1,437,138)	(1,663,343)
Net inventory/per store	(201)	(240)

Trailing 5 Quarters
August 26, 2023	August 27, 2022
Inventory turns	1.5	x	1.5	x